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                                                                   Exhibit 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports as of the dates, and related to the financial statements of the companies, listed below which appear in such
Prospectus:

               Company                                Date

         UniCapital Corporation                 February 19, 1998
         American Capital Resources, Inc.       July 14, 1998
         Boulder Capital Group, Inc.            January 21, 1998, except as to
                                                 Note 10 which is as of
                                                 February 5, 1998
         K.L.C. Inc.                            February 4, 1998, except as to
                                                 Note 9, as to which the
                                                 date is February 10, 1998
         Merrimac Financial Associates          January 15, 1998
         The NSJ Group                          January 21, 1998
         Varilease Corporation                  July 13, 1998
         Varilease Corporation                  January 21, 1998
         The Walden Asset Group, Inc.           January 20, 1998
         U. S. Turbine Engine Corporation       June 15, 1998

We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ PRICEWATERHOUSECOOPERS LLP

Ft. Lauderdale, Florida
August 26, 1998